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                            BUCKEYE PIPE LINE COMPANY

                          DIRECTOR RECOGNITION PROGRAM
                          ----------------------------

                              As of January 1, 1999


         In recognition of the services provided to Buckeye Pipe Line Company ("BPL") and Buckeye Management Company ("BMC"), its predecessor as general partner of Buckeye Partners, L.P. (the "Partnership"), by the directors of BPL and in order to enable BPL to attract and retain high caliber individuals to serve as directors, BPL deems it appropriate to provide its directors with certain recognition benefits. Accordingly, the Buckeye Pipe Line Company Director Recognition Program (the "Program") is hereby established under the terms and conditions hereinafter set forth. The Program replaces and supersedes a similar program administered by BMC, and BPL has assumed all of BMC's liabilities and obligations under the BMC program. No additional benefits shall be payable by BMC thereunder.

         1.       Participation in the Program.
                  -----------------------------

                  Any member of the Board of Directors of BPL other than a director who is concurrently serving as an officer or employee of BPL or its affiliates shall be eligible to participate in the Program (a "Participant"). Any Participant who retires as a director of BMC after having met the applicable eligibility requirements set forth in Paragraph 2 shall be entitled to the benefits set forth in Paragraph 3. For purposes of the Program, a Participant's retirement as a BPL director means his voluntary resignation as a BPL director or not being nominated for reelection as a BPL director after having served the minimum period of eligibility set forth in Paragraph 3. A director who is removed for cause as provided in Section 3.05 of the By-Laws of BPL shall not be eligible for any benefits under the Program.

         2.       Eligibility Requirements.
                  -------------------------

                  To be eligible for the benefit set forth in Paragraph 3, a BPL director must have served for at least three full years while qualifying as a Participant. For purposes of qualifying as a Participant, service as a director of BMC prior to December 31, 1998, shall be deemed to be service as a director of BPL. Notwithstanding anything in the Program to the contrary, a Participant will not be eligible for any benefits under the Program if the Board of Directors of BPL or a court of competent jurisdiction determines at any time that such Participant, while acting in such Participant's capacity as a director of BPL, failed to act in good faith and in a manner he reasonably believed to be in the best interests, or not opposed to the best interests, of BPL or the Partnership, or their respective subsidiaries and affiliates or with respect to any





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criminal action, acted under circumstances where he had reasonable cause to believe that his conduct was unlawful.

         3.       Recognition Benefit.
                  --------------------

                  Upon retirement as a BPL director, a Participant will receive in a lump sum payment an amount equal to one of the following:

                  (a) one times the annual director's fee (excluding attendance and committee fees) in effect at the time of his retirement, provided he has been a BPL director for at least three full years but less than five years;

                  (b) two times the annual director's fee (excluding attendance and committee fees) in effect at the time of his retirement, provided he has been a BPL director for at least five full years but less than ten years; or

                  (c) three times the annual director's fee (excluding attendance and committee fees ) in effect at the time of his retirement, provided he has been a BPL director for ten full years or greater.

         4.       Death Benefit.
                  --------------

                  In the event a Participant's death occurs before his retirement but after such Participant has qualified as a Participant for at least three full years, a death benefit equal to the benefit payable under Paragraph 3 (as if such Participant had retired on the date of death) will be paid to the designated beneficiary or estate of such Participant.

         5.       Condition to Receipt of Recognition Benefit.
                  --------------------------------------------

                  As a condition to receipt of the retirement benefit set forth in Paragraph 3, a BPL director must agree in writing that for a period of three years following his retirement:

                  (a) he will, without further compensation (except reimbursement of reasonable expenses), provide consulting services upon reasonable request to BPL (such services shall not exceed the equivalent of 10 days per year);

                  (b) he will not, without the prior written consent of BPL's Chairman, compete with BPL or the Partnership, or their respective subsidiaries and affiliates, or become an employee or consultant to, or serve on the board of directors of, any corporation that is engaged in competition with BPL or the Partnership, or their respective subsidiaries and affiliates; and

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                  (c) he will not disclose any confidential or proprietary
         information of BPL or the Partnership, or of their respective subsidiaries and affiliates, or intentionally engage in any activity causing injury to BPL or the Partnership, or their respective subsidiaries and affiliates.

         6.       Emeritus Status.
                  ----------------

                  Upon retirement as a BPL director, a Participant who was a member of the BPL Board of Directors for at least ten full years may be designated by the Board as "Director Emeritus".

                  Director Emeritus status provides that a former director will be entitled to receive Board docket and other informational materials routinely provided to members of the BPL Board of Directors, will be entitled to attend, at BPL's expense, the meeting of the Board of Directors that is designated as its annual meeting, and will receive recognition of his Emeritus Director status in the annual report of the Partnership.

         7.       Administration.
                  ---------------

         The Chairman of the Board of BPL will administer the Program. He shall have full power and authority to administer the Program and to make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Program. The Chairman shall adopt and prescribe the contents of all forms required in connection with the administration of the Program. He shall have the fullest discretion permissible under law in the discharge of his duties. The Chairman's interpretations and decisions with respect to the Program hereunder shall be final and conclusive as to the rights of the Participants.

         8.       Authority to Amend or Terminate.
                  --------------------------------

         BPL, by action of its Board of Directors, may amend or terminate the Program at any time. Notwithstanding the above, no amendment or termination shall operate to reduce or eliminate the benefit of any individual who is a Participant and has retired at the time such amendment or termination is approved.

         9.       Miscellaneous.
                  --------------

                  (a) No Right to Continue on Board. None of the establishment of the Program, the payment of any benefit hereunder, or any action of BPL in connection therewith shall be held or construed to confer upon any individual any right to be elected as a member of the Board of Directors of BPL.


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                  (b) Rights and Obligations. The rights and obligations under the Program shall be binding on a Participant's heirs, executors and administrators and on the successors and assigns of BPL.

                  (c) Construction. Where applicable, the singular shall be construed as the plural and the masculine shall be construed as feminine. The headings and captions herein (i) are provided for reference and convenience only, (ii) shall not be considered part of the Program, and (iii) shall not be employed in the construction of the Program.

                  (d) Withholding. If BPL is required to withhold amounts under applicable federal, state or local tax laws, rules or regulations, BPL shall be entitled to deduct and withhold such amounts from any cash payment made under the Program.

                  (e) Funding of Benefit. In order to meet its deferred obligation hereunder, BPL may, but shall not be required to, set aside an amount necessary to provide the benefits provided herein (including the establishment of trusts). In any event, BPL's obligation to pay benefits hereunder shall constitute a general unsecured obligation, payable solely out of its general assets, and no Participant shall have the right to any specific assets of BPL.

                  (f) Governing Law. The Program shall be construed in accordance with and governed by the laws of the State of Delaware.

                  (g) Designated Expense. The Board of Directors has determined that the costs and expenses of the Program are being incurred by BPL for the benefit of the Partnership, and all amounts payable under the Program shall be "Designated Expenses" under the Partnership's Amended and Restated Limited Partnership Agreement.

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